Exhibit 1
Monthly Data for June 2007
NIS GROUP CO., LTD.
(TSE:8571; NYSE:NIS)
The figures herein are based on Japanese GAAP, are unaudited, and may be subject to revision.

NIS Group’s Main Operating Assets (Consolidated)
<Credit-related>
(Millions of yen)

	2007/4			2007/5			2007/6
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Balance of loans receivable	254,051	14.2	(4.4)	246,390	8.6	(7.3)	244,200	2.3	(8.1)
Secured loans	134,216	58.3	(6.8)	129,139	42.6	(10.3)	127,051	23.3	(11.8)
SME loans	82,314	(10.5)	(1.5)	80,444	(11.7)	(3.7)	78,632	(13.4)	(5.9)
Consumer loans	34,146	(21.1)	(2.3)	33,274	(21.9)	(4.8)	32,542	(22.3)	(6.9)
Other loans	3,373	37.4	3,3	3,532	31.0	8.1	5,972	89.1	82.9

* The balance of loans receivable includes bankrupt loans receivable.

* Secured loans include off-balance-sheet loans receivable as a result of securitization.

		(Millions of yen)

	2007/4			2007/5			2007/6
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Assets held for leases and installment loans	11,147	27.1	1.7	10,914	27.3	(0.4)	10,732	14.3	(2.1)

* Installment loans exclude unearned revenue from installment loans.

		(Millions of yen)

	2007/4			2007/5			2007/6
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Guaranteed borrowings and accounts receivable	16,867	35.0	(3.1)	16,540	31.0	(4.9)	16,839	17.8	(3.2)

* The balance of guaranteed borrowings and accounts receivable includes accured interest.

* The balance of guaranteed borrowings and accounts receivable excludes reserve for guarantee losses.

		(Millions of yen)

	2007/1			2007/2			2007/3
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Overseas (non-Japan) operating assets	4,326	749.9	6.4	5,127	884.1	26.2	5,823	—	43.3

* The balance sheet date of Nissin Leasing (China) and its consolidated subsidiaries is the end of December. As a result, the figures are consolidated on a 3-month delayed basis.

(Reference)		(Millions of yen)

	2007/4			2007/5			2007/6
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Overseas (non-Japan) operating assets	7,182	—	12.5	8,224	—	28.8	11,281	—	76.7

NIS Group’s Main Operating Assets (Consolidated)
<Principal-related>
(Millions of yen)

	2007/4			2007/5			2007/6
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Real estate for sale in the servicing business and real estate for sale and real estate under construction for sale in the real estate business	47,888	122.0	(0.3)	47,489	87.8	(1.1)	57,378	90.7	19.4
(Millions of yen)

	2007/4			2007/5			2007/6
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Purchased loans receivable	34,268	26.0	(1.5)	33,893	28.9	(2.6)	29,631	11.8	(14.8)
(Millions of yen)

	2007/4			2007/5			2007/6
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Investment securities	35,017	(10.1)	(2.8)	33,319	(12.7)	(7.5)	33,214	(3.8)	(7.8)
Listed companies & Non-listed companies	31,206	(18.8)	(3.1)	29,509	(21.6)	(8.4)	29,431	(13.7)	(8.6)
Affiliates accounted for under the equity method	3,785	848.6	0.0	3,785	860.7	0.0	3,781	862.1	(0.1)
Others	24	(74.5)	(7.7)	24	(75.8)	(7.7)	1	(95.2)	(96.2)
Difference between market value and book value	(520)	—	—	(2,305)	—	—	(1,324)	—	—

*	Listed investment securities are included at market value.

*	Deemed securities are included.

Delinquent Loans by Default Days (Non-Consolidated)

As of June 30, 2005	(Millions of yen)

	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loan
	Amount	%	Amount	%	Amount	%	Amount	%	receivable
Secured loans	74	0.37	7	0.04	464	2.34	546	2.75	19,854
SME loans	760	0.94	513	0.63	2,522	3.11	3,795	4.68	81,026
Business Assist loans	543	0.93	365	0.63	2,282	3.92	3,192	5.48	58,242
Business Timely loans	216	0.95	147	0.65	239	1.05	603	2.65	22,783
Consumer loans (Smart Assist loans)	365	0.80	258	0.56	1,390	3.04	2,014	4.40	45,807
Others	40	1.30	39	1.25	73	2.34	153	4.90	3,126

Total	1,241	0.83	818	0.55	4,450	2.97	6,509	4.34	149,815

As of June 30, 2006	(Millions of yen)

	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loan
	Amount	%	Amount	%	Amount	%	Amount	%	receivable
Secured loans	496	0.50	8	0.01	642	0.64	1,147	1.15	99,904
SME loans	753	0.92	985	1.20	2,902	3.54	4,642	5.65	82,092
Business Assist loans	507	0.90	769	1.37	2,504	4.45	3,781	6.71	56,334
Business Timely loans	246	0.96	216	0.84	398	1.55	860	3.34	25,757
Consumer loans (Smart Assist loans)	315	0.81	269	0.69	1,142	2.91	1,727	4.41	39,211
Others	54	1.65	50	1.54	87	2.65	193	5.84	3,311

Total	1,620	0.72	1,314	0.59	4,775	2.13	7,711	3.43	224,519

As of June 30, 2007	(Millions of yen)

	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loan
	Amount	%	Amount	%	Amount	%	Amount	%	receivable
Secured loans	1,520	1.16	974	0.74	1,078	0.82	3,573	2.73	131,102
SME loans	903	1.32	922	1.35	5,776	8.45	7,602	11.13	68,324
Business Assist loans	566	1.25	669	1.48	5,267	11.64	6,502	14.37	45,247
Business Timely loans	337	1.46	253	1.10	509	2.21	1,100	4.77	23,076
Consumer loans (Smart Assist loans)	334	1.08	310	1.01	1,431	4.64	2,076	6.73	30,877
Others Total	45	1.97	43	1.87	115	4.98	203	8.82	2,313

Others Total	2,804	1.21	2,250	0.97	8,402	3.61	13,457	5.79	232,617

*	“Others” include discount notes and unguaranteed consumer loans (First Plan loans).

*	Bankrupt and delinquent loans receivable are included in the balance of loans receivable of each product.

*	Secured loans include off-balance-sheet loans receivable as a result of securitization.

Month-End Breakdown of Borrowings and Borrowing Rates
(Non-consolidated)

Borrowings by lender	(Millions of yen)

	2006/6		2007/6		2007/3
	Amount	%	Amount	%	Amount	%
Indirect	146,594	62.01	124,774	44.96	143,124	52.58
Bank	100,459	42.50	104,141	37.52	88,705	32.59
Non-life insurance companies	1,886	0.80	2,100	0.76	2,199	0.81
Other financial institutions (including securities companies)	44,249	18.72	18,532	6.67	52,220	19.19
Direct*	89,793	37.99	152,739	55.03	129,057	47.42

Total	236,388	100.00	277,513	100.00	272,182	100.00

Borrowings by maturity	(Millions of yen)

	2006/6		2007/6		2007/3
	Amount	%	Amount	%	Amount	%
Short-term borrowings	69,900	29.57	37,567	13.53	75,084	27.59
Long-term borrowings*	166,488	70.43	239,946	86.46	197,097	72.41
Long-term borrowings due within 1 year	56,249	23.80	105,454	37.99	77,557	28.49
Long-term borrowings due over 1 year	110,239	46.63	134,492	60.44	119,540	43.92

Total	236,388	100.00	277,513	100.00	272,182	100.00

Borrowing rates	(%)

	2006/6	2007/6	2007/3
Indirect	1.47	1.75	1.75
Bank	1.45	1.69	1.59
Non-life insurance companies	1.82	1.60	1.53
Other financial institutions (including securities companies)	1.48	2.11	2.03
Direct*	0.89	2.02	1.65

Total	1.25	1.89	1.70

*	Figures include ¥33.8 billion of funds procured as a result of securitization.

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